Exhibit 23




            Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-64091) and related Prospectus relating to the Shoney's, Inc. 1998 Stock Plan; the Registration Statement on Form S-3 (File No. 333-20875) and related Prospectus pertaining to the Shoney's, Inc. 1996 Stock Option Plan; the Registration Statement on Form S-8 (File No. 333-11717) and the related Prospectus pertaining to the Shoney's, Inc. 1996 Stock Option Plan; the Registration Statement on Form S-8 (File No. 333-11715) and the related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (File No. 33-605) and related Prospectus pertaining to the Shoney's, Inc. Employee Stock Purchase Plan; Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 2-84763) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-25725) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; and the Registration Statement on Form S-8 (File No. 33-45076) and related Prospectus pertaining to the Shoney's, Inc. Directors' Stock Option Plan; of our report dated February 11, 2002 with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in the Annual Report (Form 10-K) for the year ended October 28, 2001.


                                       /s/ Ernst & Young LLP


Nashville, Tennessee
February 11, 2002